EXHIBIT 99.1

CloudCommerce Announces SWARM

The Company’s proprietary audience-driven business intelligence solution helps convert opportunities into business success.

San Antonio, TX – July 19, 2019 – CloudCommerce Inc. (OTC: CLWD), a leading provider of audience-driven business intelligence and digital marketing solutions, today announced the roll out of SWARM, a proprietary audience-driven business intelligence solution.

SWARM analyzes a robust mix of audience data to help businesses find who to talk to, what to say to them, and how to motivate them to take meaningful action. We do this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for any business activity.

With applications, such as marketing, brand perception, customer relationship management, human resources management and operational logistics, SWARM delivers powerful audience-driven business intelligence to convert opportunities into business success.

“We are pleased to announce the market roll out of SWARM,” commented Andrew Van Noy, CloudCommerce CEO. “In the past, marketers have largely taken a blanket approach to communication. The same message is often sent across an entire customer audience with little regard for how different groups of people communicate, build communities, and develop their purchasing habits. We developed SWARM to help overcome these challenges.”

Mr. Van Noy continued, “SWARM is a behavioral science approach to audience creation and communication. It helps marketers probe deep consumer motivations and triggers, in order to effectively predict and influence their actions. If marketers can influence action, they can get people to buy, change the opinion of, or support a particular brand, business, or person.”

The Company expects that SWARM will benefit from the rapidly growing market for business intelligence. According to Market Research Future, the global business intelligence (BI) market will grow from $16.3 billion in 2016 to $34.3 billion by 2022 at the compound annual growth rate of 11.03%.

To learn more about SWARM, please visit the Company’s website at www.CloudCommerce.com

About Cloud Commerce, Inc.

CloudCommerce, Inc. (CLWD) is a leading provider of audience-driven business intelligence and digital marketing solutions. Our flagship solution, SWARM, analyzes a robust mix of audience data to help businesses find who to talk to, what to say to them, and how to motivate them to take meaningful action. We do this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for any business activity. With applications, such as marketing, brand perception, customer relationship management, human resources management and operational logistics, SWARM delivers powerful audience-driven business intelligence to convert opportunities into business success.

Safe Harbor Statement

Matters discussed in this press release contain statements that look forward within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such statements that look forward. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the statements that look forward contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These statements that look forward are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Press Contact:

CloudCommerce, Inc.

Tel: (800) 673-0927

communications@cloudcommerce.com